Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact	Media Contact
Paul T. Luther (412) 553-1950 Paul.Luther@arconic.com	Esra Ozer (412) 553-2666 Esra.Ozer@arconic.com

Arconic Inc. Announces Proposed Debt Offering in Connection with Separation

PITTSBURGH, PA, January 28, 2020 – Arconic Inc. (NYSE: ARNC) (“Arconic”) announced today a proposed offering of second-lien notes (the “Notes”) by Arconic Rolled Products Corporation (the “Issuer”), which is currently a wholly-owned subsidiary of Arconic.

The timing of pricing and terms of the Notes are subject to market conditions and other factors. The Issuer intends to use the proceeds from the proposed offering to make a payment to Arconic to fund the transfer of certain assets from Arconic to the Issuer in connection with Arconic’s previously announced plan to separate into two stand-alone, publicly traded companies (the “separation”) and for general corporate purposes. The net proceeds from the proposed offering will be held in escrow until the completion of the separation and the satisfaction of certain other escrow release conditions. Prior to the separation, the Notes will not be guaranteed. Following the separation, the Notes will be guaranteed by certain of the Issuer’s wholly-owned domestic subsidiaries. Each of the Notes and the related guarantees will be secured on a second-priority basis by liens on certain assets of the Issuer and the guarantors.

The Notes and related guarantees will be sold in a private placement to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-United States persons in offshore transactions in accordance with Regulation S under the Securities Act.

The Notes and related guarantees have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States or to, or for the benefit of, U.S. persons absent registration under, or an applicable exemption from, the registration requirements of the Securities Act.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the Notes or any other security and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which, or to any persons to whom, such an offer, solicitation or sale would be unlawful. Any offers of the Notes or related guarantees will be made only by means of a private offering memorandum.

About Arconic

Arconic creates breakthrough products that shape industries. Working in close partnership with our customers, we solve complex engineering challenges to transform the way we fly, drive, build and power. Through the ingenuity of our people and cutting-edge advanced manufacturing techniques, we deliver these products at a quality and efficiency that ensure customer success and shareholder value.

Forward-Looking Statements

This release contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as "anticipates," "believes," "could," "estimates," "expects," "forecasts," "goal," "guidance," "intends," "may," "outlook," "plans," "projects," "seeks," "sees," "should," "targets," "will," "would," or other words of similar meaning. All statements that reflect Arconic’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements regarding the separation transaction. These statements reflect beliefs and assumptions that are based on Arconic’s perception of historical trends, current conditions and expected future developments, as well as other factors Arconic believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and changes in circumstances that are difficult to predict, which could cause actual results to differ materially from those indicated by these statements. Such risks and uncertainties include, but are not limited to: (a) uncertainties regarding the planned separation, including whether it will be completed pursuant to the targeted timing, asset perimeters, and other anticipated terms, if at all; (b) the possibility that various closing conditions for the separation may not be satisfied; (c) the outcome of contingencies, including legal proceedings; (d) the impact of the separation on the businesses of Arconic; (e) the risk that the businesses will not be separated successfully or such separation may be more difficult, time-consuming or costly than expected, which could result in additional demands on Arconic’s resources, systems, procedures and controls, disruption of its ongoing business, and diversion of management’s attention from other business concerns; and (f) the other risk factors summarized in Arconic’s Form 10-K for the year ended December 31, 2018 and other reports filed with the SEC. Arconic disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

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